Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$174,837,837
Unrealized Gain (Loss) on Market Value of Commodity Futures	(630,810,317)
Dividend Income	37,406
Interest Income	57,156
ETF Transaction Fees	8,000
Total Income (Loss)	$(455,869,918)

Expenses
General Partner Management Fees	$971,398
Professional Fees	508,525
Brokerage Commissions	66,167
Directors' Fees and insurance	69,201
NYMEX License Fee	32,380
Total Expenses	$1,647,671
Net Income (Loss)	$(457,517,589)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/21	$2,742,566,130
Additions (3,400,000 Shares)	178,809,846
Withdrawals (2,300,000 Shares)	(127,218,006)
Net Income (Loss)	(457,517,589)

Net Asset Value End of Month	$2,336,640,381
Net Asset Value Per Share (49,023,603 Shares)	$47.66

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596